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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2004

UNICOMP, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 0-15671

Colorado (State or other jurisdiction of incorporation or organization)	84-1023666 (IRS Employer Identification No.)

6478 Putnam Ford Road, Suite 208
Woodstock, Georgia 30189
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (770) 424-3684

Item 4. Change in Registrant's Certifying Accountant

a.
Effective January 26, 2004, UniComp, Inc. (the "Company") dismissed its prior accountants, Agee Fisher, LLC and engaged Tanner & Co. as the Company's auditors for the fiscal years ending February 28, 2002, 2003 and 2004. The decision to dismiss Agee Fisher, LLC and retain Tanner & Co. as accountants was approved by the Company's Audit Committee.

  As of the date of this report, Agee Fisher, LLC has not issued a report on our financial statements.

  During the fiscal year ended February 29, 2001, and the subsequent interim period preceding the change in accountants there were no disagreements between the Company and Agee Fisher, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Agee Fisher, LLC would have caused it to make a reference to the subject matter of the disagreements in any report to the SEC.

  None of the "reportable events" described in Item 304 (a)(1)(v) of Regulation S-K occurred with respect to the Company during the fiscal year ended February 29, 2001 and the subsequent interim period preceding the change in accountants.

  The Company requested Agee Fisher, LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter dated, January 30, 2004 is filed as Exhibit 16.1 to this Form 8-K.

b.
Effective January 26, 2004, the Company engaged Tanner & Co. as its independent auditor for the fiscal years ended February 28, 2002, 2003 and 2004. During the fiscal year ended February 28, 2001 and the subsequent interim period to the date hereof, the Company did not consult Tanner & Co. regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7. Exhibits

Exhibit Number	Description
16.1	Agee Fisher, LLC dated January 30, 2004

SIGNATURES

        Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNICOMP, INC.
/s/ S. A. HAFER S. A. Hafer Chief Executive Officer Principal Accounting Officer	January 30, 2004 Date

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  Item 4. Change in Registrant's Certifying Accountant
  Item 7. Exhibits
SIGNATURES